Media Contact:	Joe McCormack
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800
FOR IMMEDIATE RELEASE
Sparton Corporation Reports Fiscal 2017 First Quarter Results
SCHAUMBURG, IL. - November 8, 2016 - Sparton Corporation (NYSE: SPA) today announced results for the first quarter of fiscal year 2017 ended October 2, 2016.
First Quarter Financial Results
• Net sales of $100.4 million
• Gross profit margin of 17.2%
• SG&A expenses of $13.4 million or 13.3% of sales; adjusted SG&A of $12.6 million, 12.6%
• Earnings per share of $0.01, adjusted EPS of $0.20
• Adjusted EBITDA of $6.1 million, a 6.1% adjusted EBITDA margin
• Borrowings under Credit Facility of $95.8 million
First Quarter Highlights
• 64 new program wins in the MDS Segment with expected annual revenue of $12.2 million when fully ramped up into production
• MDS has a trailing four quarter win revenue of $62 million, which continues to support our future organic growth.
• Backlog of:
• $125 million in the MDS Segment
• $119 million in the ECP Segment principally including:
• $98 million in domestic sonobouys
• $6 million in foreign sonobouys
• $11 million in rugged displays
Joseph J. Hartnett, Interim President & CEO, commented, “First quarter revenues came in just above the midpoint of our guidance range. However, during the quarter we remained engaged in activities related to the exploration of a possible sale of the Company and we have not yet achieved the desired level of success in addressing operating performance issues, implementing cost saving initiatives or carrying out new business development activities. We anticipate that progress in these areas will accelerate upon the completion of the current sale process, whether from an agreement for a sale of the Company or from a determination that no such sale will occur.”
Joe McCormack, Senior Vice President and CFO, commented, “We continue to be focused on actively managing our working capital, driving free cash flow, and reducing our debt and leverage. Despite the costs associated with the exploration of a sale of the Company and increasing health care costs, we have been able to keep our overall SG&A expenses at a consistent run-rate through a continued focus on reducing our operating expenses throughout the Company.”
As previously announced, the Board of Directors of Sparton Corporation is exploring a possible sale of the Company. There can be no assurance that such a sale will occur.

SELECTED FINANCIAL DATA

	For the Quarters Ended
	Q1 FY17	Q1 FY16
	(Dollars in thousands, except per share data)
Consolidated:
Net sales	$100,367	$106,691
Gross profit	17,285	21,138
Selling and administrative expenses	13,383	13,624
Operating income	1,332	4,498
Adjusted operating income (non-GAAP)	2,095	4,498
Earnings per share	0.01	0.24
Adjusted Earnings per share (non-GAAP)	0.20	0.41
EBITDA (non-GAAP)	5,071	8,261
Adjusted EBITDA (non-GAAP)	6,143	8,693
Adjusted EBITDA margin (non-GAAP)	6.1%	8.1%
Free cash flow (non-GAAP)	$2,093	$2,953

MDS Segment:
Gross sales	$65,002	$73,957
Intercompany sales	(2,200)	(5,229)
Net sales	62,802	68,728
Gross profit	7,294	10,296
Selling and administrative expenses	3,508	3,730
Allocation of corporate expenses	2,468	2,151
Operating Income (loss)	(514)	2,341
Segment EBITDA, excluding corporate allocation (non-GAAP)	4,657	7,410

ECP Segment:
Gross sales	$37,592	$38,089
Intercompany sales	(27)	(126)
Net sales	37,565	37,963
Gross profit	9,991	10,842
Selling and administrative expenses	2,624	2,555
Allocation of corporate expenses	1,200	1,042
Operating Income	5,429	6,303
Segment EBITDA, excluding corporate allocation (non-GAAP)	7,228	7,982
Liquidity and Capital Resources
As of October 2, 2016, the Company had $78 million available under its $175 million credit facility.
Outlook
Mr. Hartnett concluded, “Looking forward, we expect fiscal year 2017 second quarter revenues to be in the range of $97 million to $101 million with a gross profit margin of approximately 18%.”
Conference Call
The Company will host a conference call on Wednesday, November 9, 2016 at 10:00 a.m. CST/11:00 a.m. EST to discuss its fiscal year 2017 first quarter financial results. To participate, callers should dial 800-743-4304. Participants should dial in at least 5 minutes prior to the start of the call. A web presentation link, including the slide presentation which will accompany the call, will also be available for the conference call: http://tinyurl.com/hwggh3m. The presentation and conference call audio will be available on Sparton’s website: http://www.sparton.com in the “Investors” section.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided certain non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effects of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from total operating expense and income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
When we calculate adjusted earnings per share, adjusted EBITDA and other adjustments to the statements of income, we exclude certain expenses and income because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our fundamental operations with prior and future periods. We believe EBITDA and adjusted EBITDA are commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, EBITDA or adjusted EBITDA to be an alternative to operating income, net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company's definition of adjusted EBITDA may not be comparable with other companies. Accordingly, the measurement has limitations depending on its use.
About Sparton Corporation
Sparton Corporation (NYSE:SPA), now in its 117th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton's Web site may be accessed at www.sparton.com.
Safe Harbor and Fair Disclosure Statement
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and Form 10-Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

CONSOLIDATING FINANCIAL INFORMATION - Q1 FISCAL YEAR 2017
(Dollars in thousands, except per share data)

	Corporate	MDS	ECP	Total
Net Sales	$—	$62,802	$37,565	$100,367
Cost of goods sold	—	55,508	27,574	83,082
Gross profit	—	7,294	9,991	$17,285
Operating expenses:
Selling and administrative	7,251	3,508	2,624	13,383
Selling and administrative - Corp allocations	(3,668)	2,468	1,200	—
Internal research and development	—	—	351	351
Amortization of intangible assets	—	1,832	387	2,219
Total operating expenses	3,583	7,808	4,562	15,953
Income (loss) from operations	(3,583)	(514)	5,429	1,332
Interest expense, net	(1,186)	1	—	(1,185)
Other income (expense)	(1)	29	(8)	20
Income taxes	(63)	—	4	(59)
Net income (loss)	$(4,833)	$(484)	$5,425	$108
Income per share of common stock:
Basic				$0.01
Diluted				0.01
Weighted average shares of common stock outstanding:
Basic				9,792,818
Diluted				9,792,818

CONSOLIDATING FINANCIAL INFORMATION - Q1 FISCAL YEAR 2016
(Dollars in thousands, except per share data)

	Corporate	MDS	ECP	Total
Net Sales	$—	$68,728	$37,963	$106,691
Cost of goods sold	—	58,432	27,121	85,553
Gross profit	—	10,296	10,842	$21,138
Operating expenses:
Selling and administrative	7,339	3,730	2,555	13,624
Selling and administrative - Corp allocations	(3,193)	2,151	1,042	—
Internal research and development	—	—	513	513
Amortization of intangible assets	—	2,074	429	2,503
Total operating expenses	4,146	7,955	4,539	16,640
Income (loss) from operations	(4,146)	2,341	6,303	4,498
Interest expense, net	(882)	(1)	—	(883)
Other income (expense)	(8)	103	(27)	68
Income taxes	(1,289)	—	—	(1,289)
Net income (loss)	$(6,325)	$2,443	$6,276	$2,394
Income per share of common stock:
Basic				$0.24
Diluted				0.24
Weighted average shares of common stock outstanding:
Basic				9,780,274
Diluted				9,780,274

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For First Quarter
	2017	2016
	($ in thousands)
Cash Flows from Operating Activities, net of
changes in working capital	$4,279	$6,305
Net changes in working capital	(1,067)	(1,872)
Cash Flows from Operating Activities	3,212	4,433
Cash Flows from Investing Activity:
Capital expenditures	(1,119)	(1,480)
Cash Flows from Investing Activity	(1,119)	(1,480)
Cash Flows from Financing Activities:
Net change in Credit Facility	(1,431)	(15,700)
Other financing activities	(76)	20
Cash Flows from Financing Activities	(1,507)	(15,680)
Change in Cash and Cash Equivalents	586	(12,727)
Cash and Cash Equivalents - Beginning	132	14,914
Cash and Cash Equivalents - Ending	$718	$2,187

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 2, 2016	July 3, 2016
	($ in thousands)
Assets
Cash and cash equivalents	$718	$132
Accounts receivable, net	48,206	46,759
Inventories	67,771	77,871
Prepaid and other current assets	5,905	5,844
Property, plant and equipment, net	32,939	33,320
Goodwill	12,663	12,663
Other intangible assets, net	34,714	36,933
Other assets	31,894	32,476
Total assets	$234,810	$245,998
Liabilities and Shareholders’ Equity
Accounts payable	$34,689	$38,290
Accrued expenses	8,956	11,512
Other current liabilities	8,817	12,637
Credit facility	95,775	97,206
Capital lease obligations	369	332
Environmental	5,847	6,117
Pension	1,276	1,276
Shareholders’ Equity	79,081	78,628
Total Liabilities and Shareholders’ Equity	$234,810	$245,998

RECONCILIATION OF NON-GAAP MEASURES

EBITDA Reconciliation (Non-GAAP) - Q1 Fiscal Year 2017
(Dollars in thousands)

	Corporate	MDS	ECP	Total
Net income (loss)	$(4,833)	$(484)	$5,425	$108
Interest expense, net	1,186	(1)	—	1,185
Income taxes	63	—	(4)	59
Amortization of intangible assets	—	1,832	387	2,219
Depreciation included in SG&A above	438	842	220	1,500
Selling and administrative - Corp allocations	(3,668)	2,468	1,200	—
EBITDA, excluding corporate allocation	(6,814)	4,657	7,228	5,071
Adjustments for nonrecurring operating expenses:
Costs related to potential sale of Company	629	34	—	663
Stock-based compensation	309	—	—	309
Other nonrecurring adjustments, net	—	100	—	100
Adjusted EBITDA, before corporate allocation	$(5,876)	$4,791	$7,228	$6,143

Adjusted EBITDA, after corporate allocation	$(2,208)	$2,323	$6,028	$6,143

Adjusted EBITDA margin				6.1%

EBITDA Reconciliation (Non-GAAP) - Q1 Fiscal Year 2016
(Dollars in thousands)

	Corporate	MDS	ECP	Total
Net income (loss)	$(6,325)	$2,443	$6,276	$2,394
Interest expense, net	882	1	—	883
Income taxes	1,289	—	—	1,289
Amortization of intangible assets	—	2,074	429	2,503
Depreciation included in SG&A above	216	741	235	1,192
Selling and administrative - Corp allocations	(3,193)	2,151	1,042	—
EBITDA, excluding corporate allocation	(7,131)	7,410	7,982	8,261
Adjustments for nonrecurring operating expenses:
Stock-based compensation	432	—	—	432
Adjusted EBITDA, before corporate allocation	$(6,699)	$7,410	$7,982	$8,693

Adjusted EBITDA, after corporate allocation	$(3,506)	$5,259	$6,940	$8,693

Adjusted EBITDA margin				8.1%

Adjusted SG&A and Operating Income (Non-GAAP)

	For the Quarters Ended
	Q1 FY17		Q1 FY16
	SG&A	Operating Income	SG&A	Operating Income
	(Dollars in thousands)
As reported	$13,383	$1,332	$13,624	$4,498
Percentage of sales	13.3%	1.4%	12.8%	4.2%
Costs related to potential sale of Company	663	663	—	—
Other nonrecurring adjustments	100	100	—	—
Total adjustments	763	763	—	—
As adjusted	$12,620	$2,095	$13,624	$4,498

Adjusted percentage of sales	12.6%	2.1%	12.8%	4.2%

Adjusted EPS (Non-GAAP)	For the Quarters Ended
	Q1 FY17	Q1 FY16
	(Dollars in thousands, except per share data)
Earnings per share - diluted, as reported	$0.01	$0.24
Nonrecurring items	0.05	—
Amortization of intangible assets	0.14	0.17
Adjusted earnings per share	$0.20	$0.41

Adjustments, net of tax:
Costs related to potential sale of Company	$431	$—
Other nonrecurring adjustments	65	—
Total nonrecurring	496	—
Amortization of intangible assets	1,442	1,627
Total adjustments	$1,938	$1,627